James  Stafford                Chartered  Accountant
----------------------------------------------------
An  Incorporated  Professional
------------------------------

                                                                    Exhibit 23.1


CONSENT  OF  INDEPENDENT  AUDITOR


I consent to the reference to my firm under the caption "Interests Of Named Experts And Counsel" and to the use of my reports dated August 2, 2000, in the Registration Statement (Form SB-2) and related Prospectus of BERT Logic, Inc. for the registration of shares of its common stock.




                                                            /s/  James  Stafford
Vancouver,  Canada                                      CHARTERED  ACCOUNTANT

March  27,  2001

          Suite 210, 560 Beatty Street, Vancouver, BC, Canada, V6B 2L3
Telephone  (604)  669-0711  Fax (604) 669-0754 E-mail j_stafford@staffordsca.com
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